SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

|X| Preliminary Proxy Statement    |_| Confidential, for Use of the
                                       Commission Only (as permitted
                                       by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PLM International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           PLM Stockholders Committee
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act
    Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

                           PLM Stockholders Committee
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(4) Date Filed:

                                 April 29, 1997
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                                       2

April 29, 1997

Dear Fellow Stockholders of PLM International, Inc.:

     Enclosed is a Proxy Statement and form of Proxy being sent to you by a group of your fellow stockholders, the PLM Stockholders Committee (the "Committee"), of PLM International, Inc. ("PLM") in connection with our solicitation of proxies to be used at the 1997 Annual Meeting of Stockholders to be held on June 10, 1997, at 1:00 o'clock p.m., Pacific Time. The Committee was formed for the purpose of effecting certain changes intended to maximize stockholder value and increase the level of accountability to the stockholders by PLM's Board of Directors (the "Board") and management.

     HOW DO FEEL MANAGEMENT OF PLM HAS PERFORMED?

     Since yearend 1990 PLM has incurred nearly $20 million of cumulative losses.

     The value of your stock since Robert Tidball has been CEO went from $9.50 per share to approximately $3.50 per share just prior to the recent stock buyback. Since 1991 stockholder's equity has declined by 30%. Revenue has declined by 29% over the last five years. In 1996 PLM purchased a significant number of its own shares at above market prices in privately negotiated transactions, which we believe helped defeat a stockholder proposal to do away with management's "Golden Parachutes" In 1997, after the submission of our proposals for the upcoming Annual Meeting that are designed to increase Board and management accountability, PLM announced another stock repurchase plan. Despite PLM's poor performance, PLM management has received performance bonuses each and every year.

     During the six year period ending 1996, PLM has incurred cumulative losses of nearly $20 million while at the same time the top five officers of PLM were paid in excess of $9 million, including performance bonuses each and every year. To put this level of compensation in perspective, at $3.50 per share, PLM is valued at approximately $32 million.

     The following graphs illustrate the deteriorated in the value of PLM since the approximate time current management was put in place:

          THE FOLLOWING CHARTS SUM UP WHAT MANAGEMENT HAS DONE FOR YOU!

          ------------------------------------
                         PLM           S&P 500
          ------------------------------------
          Feb-88         7.75           267.01
          ------------------------------------
          Mar-88          7.5           256.88
          ------------------------------------
          Apr-88         6.25           261.31
          ------------------------------------
          May-88        8.375           262.16
          ------------------------------------
          Jun-88         8.75            273.5
          ------------------------------------
          Jul-88        8.875           272.03
          ------------------------------------
          Aug-88            8           281.53
          ------------------------------------
          Sep-88        8.625           271.91
          ------------------------------------
          Oct-88        8.875           278.97
          ------------------------------------
          Nov-88          7.5           273.69
          ------------------------------------
          Dec-88         7.75           277.72
          ------------------------------------
          Jan-89            8           297.47
          ------------------------------------
          Feb-89        7.875           288.88
          ------------------------------------
          Mar-89          9.5           294.88
          ------------------------------------
          Apr-89        9.375           309.63
          ------------------------------------
          May-89       10.625           320.53
          ------------------------------------
          Jun-89        10.25           317.97
          ------------------------------------
          Jul-89         10.5           346.09
          ------------------------------------
          Aug-89            9           351.44
          ------------------------------------
          Sep-89          9.5           349.16
          ------------------------------------
          Oct-89            8           340.38
          ------------------------------------
          Nov-89        8.375              346
          ------------------------------------
          Dec-89        8.375           353.41
          ------------------------------------
          Jan-90        8.625           329.08
          ------------------------------------
          Feb-90            8           331.88
          ------------------------------------
          Mar-90        8.125           339.94
          ------------------------------------
          Apr-90        7.875           330.81
          ------------------------------------
          May-90        7.875           361.22
          ------------------------------------
          Jun-90        7.625           358.03
          ------------------------------------
          Jul-90          7.5           356.16
          ------------------------------------
          Aug-90        7.125           322.56
          ------------------------------------
          Sep-90        4.125           306.06
          ------------------------------------
          Oct-90        4.375              304
          ------------------------------------
          Nov-90        5.875           322.22
          ------------------------------------
          Dec-90        4,875           330.22
          ------------------------------------
          Jan-91          4.5           343.94
          ------------------------------------
          Feb-91         4.75           367.06
          ------------------------------------
          Mar-91         3.75           375.22
          ------------------------------------
          Apr-91            4           375.34
          ------------------------------------
          May-91        4.625           389.84
          ------------------------------------
          Jun-91         4.75           371.16
          ------------------------------------
          Jul-91            4           387.81
          ------------------------------------
          Aug-91          4.5           395.44
          ------------------------------------
          Sep-91         4.25           387.88
          ------------------------------------
          Oct-91         4.25           392.44
          ------------------------------------
          Nov-91        3.625           375.22
          ------------------------------------
          Dec-91            3           417.09
          ------------------------------------
          Jan-92        3.125           408.78
          ------------------------------------
          Feb-92        2.625           412.69
          ------------------------------------
          Mar-92         2.75           403.69
          ------------------------------------
          Apr-92        2.625           414.94
          ------------------------------------
          May-92        2.375           415.34
          ------------------------------------
          Jun-92         1.75           408.13
          ------------------------------------
          Jul-92        1.625           424.22
          ------------------------------------
          Aug-92        1.875           414.03
          ------------------------------------
          Sep-92            2           417.81
          ------------------------------------
          Oct-92        1.625           418.69
          ------------------------------------
          Nov-92        1.875           431.34
          ------------------------------------
          Dec-92       1.8125           435.72
          ------------------------------------
          Jan-93         2.25           438.78
          ------------------------------------
          Feb-93       2.5625           443.38
          ------------------------------------
          Mar-93       2.5625           451.66
          ------------------------------------
          Apr-93        2.125           440.19
          ------------------------------------
          May-93         2.25           450.19
          ------------------------------------
          Jun-93         2.25           450.53
          ------------------------------------
          Jul-93        2.125           448.13
          ------------------------------------
          Aug-93       2.0625           463.56
          ------------------------------------
          Sep-93        2.375           458.93
          ------------------------------------
          Oct-93         2.25           467.84
          ------------------------------------
          Nov-93         2.25           461.78
          ------------------------------------
          Dec-93        2.125           466.43
          ------------------------------------
          Jan-94        2.625           481.62
          ------------------------------------
          Feb-94        3.125           467.14
          ------------------------------------
          Mar-94            3           445.76
          ------------------------------------
          Apr-94          3.5           450.91
          ------------------------------------
          May-94          3.5           456.51
          ------------------------------------
          Jun-94            3           444.27
          ------------------------------------
          Jul-94        3.125           458.26
          ------------------------------------
          Aug-94       3.0625            475.5
          ------------------------------------
          Sep-94       3.0625           462.72
          ------------------------------------
          Oct-94       3.3125           472.35
          ------------------------------------
          Nov-94         2.75           453.69
          ------------------------------------
          Dec-94        2.875           459.27
          ------------------------------------
          Jan-95         2.75           470.42
          ------------------------------------
          Feb-95       3.4375           487.39
          ------------------------------------
          Mar-95       3.4375           500.71
          ------------------------------------
          Apr-95       3.4375           514.71
          ------------------------------------
          May-95       3.1875            533.4
          ------------------------------------
          Jun-95            3           544.75
          ------------------------------------
          Jul-95         3.25           562.08
          ------------------------------------
          Aug-95          3.5           561.88
          ------------------------------------
          Sep-95       3.4375           584.41
          ------------------------------------
          Oct-95          3.5            581.5
          ------------------------------------
          Nov-95         3.75           605.37
          ------------------------------------
          Dec-95         3.75           615.93
          ------------------------------------
          Jan-96       3.6875           636.02
          ------------------------------------
          Feb-96          3.5           640.43
          ------------------------------------
          Mar-96          3.5            645.5
          ------------------------------------
          Apr-96          3.5           654.17
          ------------------------------------
          May-96          3.5           669.12
          ------------------------------------
          Jun-96       3.3125           670.63
          ------------------------------------
          Jul-96       3.3125           639.95
          ------------------------------------
          Aug-96       3.3125           651.99
          ------------------------------------
          Sep-96        3.375           687.33
          ------------------------------------
          Oct-96        3.125           705.27
          ------------------------------------
          Nov-96         3.25           757.02
          ------------------------------------
          Dec-96        3.375           740.74
          ------------------------------------
          Jan-97       3.3125           786.16
          ------------------------------------
          Feb-97        3.375           790.82
          ------------------------------------
          Mar-97       3.5625           757.12
          ------------------------------------
          Apr-97         4.25           771.18
          ------------------------------------

     Despite this lackluster performance, PLM's Certificate of Incorporation and Bylaws discourage ownership of a stake in PLM that would be significant enough to influence a change in management. In addition to an extremely onerous "Poison Pill" which is automatically triggered when a stockholder's ownership position reaches 15%, PLM's top five officers have "Golden Parachutes" requiring that they be paid in excess of over $4 million if an acquirer or significant investor moved to change management. Accordingly, in the event PLM were sold, for each share of PLM stock you own, you would effectively be paying $0.40 to these individuals. We believe that for well managed companies certain "Poison Pills" can be a useful and effective means to protect stockholder value by providing a board of director's with sufficient time to negotiate or react to an offer. However, we believe they are detrimental when they simply create a barrier to hide behind. Until now, PLM has made no public announcement in the last 18 months that they have received offers from potential acquirers - at the Annual Meeting stockholders should ask what offers, if any, have been received by the Board and at what prices.

           WHY SHOULD ANYONE SELL STOCK FOR LESS THAN $5.00 PER SHARE?

     On April 25, 1997, Gary Engle, Chairman of the Committee, on behalf of Equis Financial Group Limited Partnership and certain affiliates, sent a letter to PLM's Board offering to purchase all outstanding shares of PLM stock at $5.00 per share in a "cash out" merger. Any stockholder thinking of selling shares should be aware of this offer. Although PLM's Board should consider any credible offer for PLM, we believe there is no reason stockholders should sell their shares for less than $5.00 per share. Prior to the submission of our proposals, PLM's stock had been trading for approximately $3.25 - $3.40 per share. Since the submission of our proposals, the Board initiated a stock repurchase program which we believe has caused the stock price to trend up. We are concerned that after the conclusion of the stock repurchase, the stock will trend right back down to where it was prior to the submission of our proposals. Why do we think this? Look at what happened last year when just prior to the annual meeting, PLM paid a premium for a significant number of shares in privately negotiated transactions; after such maneuvers, which we believe helped defeat a proposal to eliminate management's "Golden Parachutes", the stock trended right back down to where it was prior to the repurchases.

     IT IS TIME FOR A CHANGE!

     We believe that the best way to effect change is to become involved. Accordingly, we have submitted five proposals for voting by stockholders at PLM's 1996 Annual Meeting. Each proposal is designed to strengthen stockholder value and increase accountability by management and the Board. In addition to reading our Proxy Statement, we encourage you to read the Proxy Statement sent by PLM. In the preliminary proxy filed by PLM, the Board declined each and every one of our stockholder proposals. In one case PLM states that even if a Bylaw amendment is adopted, it "will not be given any effect" (we believe that means it will be ignored). In a response to another proposal which recommends that the Board establish a committee to actively seek to maximize stockholder value, PLM responds that such proposal is "unnecessary, wasteful, and disruptive to the company." Last year the Board recommended against a stockholder proposal to eliminate management's "Golden Parachutes."

     After reading PLM's Proxy Statement and the Board's responses, please refer to Schedule II of the PLM Proxy Statement. This will enable you to determine how much PLM stock was actually paid for by members of management and the Board. After subtracting shares acquired through Options, the ESOP, and the Stock Bonus Plan, you will find that management's commitment to PLM is largely on the receiving end. Please note that we are highly supportive of incentive compensation, but such compensation during a period since 1990 of cumulative losses totaling nearly $20 million is neither fair nor deserved.

     OUR PROPOSALS

     The full text and commentary for each proposal is included in the enclosed Proxy Statement. Following is a brief statement of each:

     We propose that:

     1. PLM's "poison pill" be eliminated.

     2. the Board of Directors establish a committee to actively seek to maximize stockholder value by considering proposals for an acquisition of PLM on terms that are in the best interests of PLM's stockholders or recommending an alternative transaction.

     3. if the Board of Directors decides to oppose a cash tender offer (not subject to a financing condition) at a premium at least 25% above the market price of PLM's Common Stock during the month preceding the tender offer, the Board would be obligated to terminate all defensive measures against such offer unless its opposition was approved by the stockholders.

     4. the corporation shall not be governed by Section 203 of the Delaware General Corporation Law, which restricts certain business combinations.

     5. Article Eleventh of the Certificate of Incorporation, which requires approval by at least 80% of the outstanding Common Stock for mergers and certain other transactions, be repealed.

OUR NOMINEES

We have also nominated the following two individuals for election to the Board of Directors. One has extensive experience in the transportation business; the other is one of the largest individual stockholders of PLM:

Hans Peter Jebsen. Mr. Jebsen is Chairman of SKS OBO Holding Limited a corporation engaged in the transportation of wet and dry bulk products, such as coal, grain, petroleum products, etc. Mr. Jebsen is also a member of the Board of Directors of Kristian Gerhard Jebsen Skipsrederi A/S of Bergen, Norway, a family-owned shipping company involved in various aspects of the marine transportation business. In addition, Mr. Jebsen also serves as an independent advisor and consultant to other companies in the marine industry, particularly with reference to financial matters. Mr. Jebsen beneficially owns 1,000 shares of PLM stock.

Malcolm G. Witter. From 1995 to February 1997, Mr. Witter was employed by XYPOINT Corporation, Seattle, Washington. Mr. Witter joined XYPOINT, a development stage telecommunications company, in 1995 as Vice President of Finance. Mr. Witter is a Trustee of the Dean Witter Foundation and a graduate of Stanford University and the Stanford Graduate School of Business. Mr. Witter beneficially owns 190,300 share of PLM stock.

THIS YEAR YOU HAVE A CHOICE!

This year, you have an opportunity to consider several proposals that attempt to give stockholders a greater voice in pressuring management and the Board to aggressively seek higher stockholder value. Additionally, you have a chance to elect to two individuals to the Board who are independent of current management, possess excellent general business and financial skills, bring hands-on experience in some of PLM's business areas, and whose broad mission will be to focus urgently on significantly increasing stockholder value. These proposals and the nomination of two strong candidates to the Board may threaten the comfort and complacency of PLM's management and current Board of Directors.

WHAT ELSE SHOULD YOU KNOW?

You should also know that management appealed to the Securities Exchange Commission, on very technical and legalistic terms, for the right to exclude two of the proposals from vote. In support of their argument to the SEC, management hired at significant stockholder expense two outside law firms to develop justifications as to why it was appropriate to not have the owners of PLM heard. They asserted that, under Delaware law, the specific matters were properly the business of the Board. Under the cover of this contrived and highly technical justification, the Board, which has presided over a loss of 30% of the stockholders' value in the past six years, is asserting by implication that they are better suited to make certain decisions than the majority of PLM's stockholders. We disagree. The SEC also disagreed with the Board and issued a letter to PLM stating that it was unable to conclude that PLM could omit those two proposals from its Proxy Statement.

DOES THE COMMITTEE UNDERSTAND PLM?

The Stockholders' Committee includes several members of Equis Financial Group Limited Partnership (Equis), including Gary Engle, Equis' Chief Executive Officer. Equis, previously named American Finance Group, was from the early 1980's until 1994 a sponsor of publicly-registered equipment leasing partnerships, and in some cases, a direct competitor of PLM during that time frame. In 1996, Equis sold to PLM the lease origination group and name of American Finance Group. As a result, members of the Committee have both an understanding of the economics and business issues of the equipment leasing industry and insights into PLM. Based on this background and the successes achieved at Equis Financial Group Limited Partnership, the Committee believes strongly there are opportunities to dramatically improve PLM's profitability.

                        YOUR VOTE IS EXTREMELY IMPORTANT

      No matter how many or how few PLM shares you own, please vote FOR the COMMITTEE NOMINEES and IN FAVOR OF the COMMITTEE PROPOSALS by SIGNING, MARKING, DATING and MAILING your [COLOR] proxy card(s) in the enclosed postage-paid envelope. If you wish to vote FOR OUR NOMINEES and IN FAVOR OF OUR PROPOSALS, you must submit the enclosed [COLOR] proxy card(s) and MUST NOT later submit PLM's proxy card.

     If you have already voted and returned PLM's proxy card, you have every legal right to change your mind and vote FOR OUR NOMINEES and IN FAVOR OF OUR PROPOSALS on the [COLOR] proxy card(s). Only your latest dated proxy card will be counted at the Annual Meeting.

     If your shares are held for you by a bank or brokerage firm, only your bank or brokerage firm can vote your shares, and only after receiving your voting instructions. Please call your bank or broker and instruct your representative to vote your shares FOR OUR NOMINEES and FOR OUR PROPOSALS on the [COLOR] proxy card(s).

     TIME IS OF THE ESSENCE. PLEASE VOTE AND RETURN YOUR COMPLETED AND SIGNED [COLOR] PROXY CARD(S) TODAY.



Sincerely,

PLM STOCKHOLDERS COMMITTEE


     If you have any questions or need assistance in voting your shares or in changing your vote, please contact Corporate Investor Communications, Inc. at the toll free number listed below:

     Corporate Investor Communications, Inc.
     111 Commerce Road
     Carlstadt, NJ 07072-2586
     (800) 640-6242

                           PLM STOCKHOLDERS COMMITTEE

                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                           OF PLM INTERNATIONAL, INC.
                           SCHEDULED FOR JUNE 10, 1997

                                  May __, 1997

Dear Fellow Stockholders of PLM International, Inc.:

     This Proxy Statement, the accompanying letter to stockholders of PLM International, Inc. ("PLM" or the "Company") and the enclosed [COLOR] proxy card(s), are being sent to you by a group of your fellow stockholders in PLM, the PLM Stockholders Committee (the "Committee"), in connection with our solicitation of proxies to be used at the 1997 Annual Meeting of Stockholders to be held on June 10, 1997, at 1:00 o'clock p.m., Pacific Time, at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California, or at any adjournments or postponements thereof (collectively, the "Annual Meeting"). As of April 25, 1997, the members of the Committee and their nominees for election as directors of PLM beneficially owned an aggregate of 330,516 shares, or approximately 3.6%, of PLM's outstanding Common Stock.

     Two directors are to be elected at the Annual Meeting. The Committee is seeking proxies for its slate of directors consisting of Hans Peter Jebsen and Malcolm G. Witter (the "COMMITTEE NOMINEES"). The Committee also intends to submit the following proposals (the "COMMITTEE PROPOSALS") for action by the stockholders at the Annual Meeting:

     (1) That the stockholders of the Company recommend that the Board of Directors eliminate the Company's "poison pill" by redeeming all the Rights to purchase shares of the Company's Common Stock outstanding under the Rights Agreement, dated as of March 13, 1989, between the Company and First Interstate Bank of California.

     (2) That the stockholders of the Company recommend that the Board of Directors establish a committee to actively seek to maximize stockholder value.

     (3) That the stockholders of the Company amend the By-laws to add a provision that if the Board of Directors decides to oppose a cash tender offer (not subject to a financing condition) at a premium at least 25% above the market price of the Company's Common Stock during the month preceding the tender offer, the Board would be obligated to terminate all defensive measures against such offer unless its opposition was approved by the stockholders.

     (4) That the stockholders of the Company recommend that the Board of Directors approve and submit to a vote of the stockholders for approval an amendment to the Certificate of Incorporation which provides that the Company shall not be governed by Section 203 of the Delaware General Corporation Law, which restricts certain business combinations.

     (5) That the stockholders of the Company recommend that the Board of Directors approve and submit to a vote of the stockholders for approval an Amendment to the Certificate of Incorporation repealing Article Eleventh of the Certificate, which requires approval by at least 80% of the outstanding Common Stock for certain mergers and other transactions.

     Stockholders of record as of the close of business on April 25, 1997 are entitled to vote at the Annual Meeting. According to the Company's filings with the Securities and Exchange Commission (the "SEC"), as of that date, 9,209,431 shares of Common Stock, were issued and outstanding.

     This Proxy Statement and the accompanying letter to stockholders and the [COLOR] proxy card(s) are first being furnished to stockholders of the Company on or about May __, 1997.

                                    IMPORTANT

     WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED [COLOR] PROXY CARD(S) IN THE POSTAGE-PAID ENVELOPE PROVIDED. BY SO DOING YOU WILL GRANT THE COMMITTEE YOUR PROXY TO VOTE YOUR SHARES IN FAVOR OF THE ELECTION OF THE TWO COMMITTEE NOMINEES AND EACH OF THE COMMITTEE PROPOSALS.

     WE URGE YOU NOT TO SIGN AND RETURN ANY PROXY CARD PROVIDED BY PLM. IF YOU HAVE ALREADY DONE SO, YOUR PROXY AUTOMATICALLY WILL BE REVOKED IF YOU SIGN AND RETURN THE ENCLOSED [COLOR] PROXY CARD(S). YOU MAY ALSO REVOKE EARLIER PROXIES BY WRITTEN REVOCATION FILED WITH THE SECRETARY OF THE COMPANY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

     IF YOU OWN YOUR SHARES IN THE NAME OF A BROKER OR OTHER NOMINEE, YOU MUST TELL YOUR NOMINEE HOW TO VOTE YOUR SHARES. YOUR NOMINEE CANNOT VOTE YOUR SHARES WITHOUT SPECIFIC INSTRUCTIONS FROM YOU. THESE INSTRUCTIONS CAN BE GIVEN BY COMPLETING AND RETURNING YOUR [COLOR] PROXY CARD(S) TODAY.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES OR IN CHANGING YOUR VOTE, PLEASE CONTACT WILLIAM FISKE OR PAUL HEBERT AT THE TOLL FREE NUMBER LISTED BELOW:

     CORPORATE INVESTOR COMMUNICATIONS, INC.
     111 COMMERCE ROAD
     CARLSTADT, NJ 07072-2586
     TOLL FREE TELEPHONE (800) 640-6242
     FACSIMILE (201) 804-8017

                          VOTING AT THE ANNUAL MEETING

     Stockholders may vote in person or by proxy at the Annual Meeting. Each share of Common Stock is entitled to one vote in the election of Directors and is entitled to one vote on each of the COMMITTEE PROPOSALS.

     By letters dated April 11, 1997 and April 17, 1997, as required by the Company's By-Laws, the members of the Committee submitted to the Company notice of their intention to bring the COMMITTEE PROPOSALS before and to nominate the COMMITTEE NOMINEES at the 1997 Annual Meeting.

     The Committee intends to take all measures reasonably necessary to ensure that our nominees and proposals come before the Annual Meeting. If management of the Company refuses to bring the COMMITTEE NOMINEES and the COMMITTEE PROPOSALS before the Annual Meeting, the persons named in the [COLOR] proxy card(s) may, in their discretion, withhold all votes. To the extent that this action results in the absence of a quorum (a majority of the shares outstanding and entitled to vote at the Annual Meeting) and the Annual Meeting is adjourned or postponed, the Committee intends to pursue its remedies to ensure that the COMMITTEE NOMINEES and the COMMITTEE PROPOSALS come before the reconvened Annual Meeting.

     If, and at such time as, management of the Company permits the COMMITTEE NOMINEES and the COMMITTEE PROPOSALS to come before the Annual Meeting, all shares will be voted as specified on each properly executed [COLOR] proxy card. If no choice is specified, the shares will be voted FOR the COMMITTEE NOMINEES and IN FAVOR OF each of the COMMITTEE PROPOSALS. Proxies, once given, may be revoked at any time by filing with the Secretary of the Company either a written revocation or a duly executed proxy card bearing a later date or by appearing in person at the Annual Meeting and voting in person.

            ELECTION OF COMMITTEE NOMINEES TO THE BOARD OF DIRECTORS

     The Board of Directors of PLM currently consists of six Directors and is divided into three classes, designated Class I, Class II and Class III. Each Director is elected to a three-year term. The terms of the Class I Directors, Robert N. Tidball and Walter E. Hoadley, will expire at the Annual Meeting. The Company's nominees for Class I Director are Robert N. Tidball and Robert L. Witt. Mr. Tidball has been the President and Chief Executive Officer of the Company since 1989 and presently serves as a Class I director of the Company. Immediately prior to the Annual Meeting Mr. Hoadley will retire as a director of the Company. The Company has nominated Mr. Witt to stand for election for Mr. Hoadley's vacated Class I seat. Mr. Witt was Chief Executive Officer of Hexcel Corporation until 1993, when Hexcel filed for relief under the provisions of Chapter 11 of the Federal bankruptcy laws.

     The Committee proposes that stockholders elect the two COMMITTEE NOMINEES, Mr. Hans Peter Jebsen and Mr. Malcolm G. Witter, to the two positions to be filled at the Annual Meeting, rather than the Company's nominees, Robert N. Tidball and Robert L. Witt. If elected, the COMMITTEE NOMINEES would hold office for three years (until the Annual Meeting in 2000). Although we have no reason to believe that either of the COMMITTEE NOMINEES will not be available to stand for election at the Annual Meeting or to serve if elected, in the event of an unexpected vacancy in the Committee slate, the persons named on the [COLOR] proxy card have agreed to vote for the election of such substitute nominee(s) as may be proposed by the Committee.

     Assuming that a quorum is present, in person or by proxy, at the Annual Meeting, the directors will be elected by a plurality of the votes cast by the holders of Common Stock. This means that the two nominees receiving the greatest number of votes cast will be elected. Because the directors will be elected on the basis of the number of votes cast, proxies which are marked "Withhold Authority" or on which a broker or other nominee has indicated a lack of discretionary authority ("broker non-votes") will not be counted in the election of directors.

     The persons named on the [COLOR] proxy card do not intend to vote any shares for the election of nominees proposed by the Company. Instead, they will vote FOR the COMMITTEE NOMINEES.

     The accompanying [COLOR] proxy card, if properly completed, executed and delivered, will be voted in accordance with your instructions, as reflected on such card. You may vote your shares of Common Stock FOR The election of the COMMITTEE NOMINEES by marking the appropriate box on the [COLOR] proxy card. You may withhold your vote from either one of our nominees by writing the name of such nominee in the space provided on the [COLOR] proxy card.

     IF YOU PROPERLY SIGN, DATE AND RETURN THE [COLOR] PROXY CARD, BUT DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED FOR EACH OF THE COMMITTEE NOMINEES.

                               COMMITTEE NOMINEES

     Set forth below are the name, business address, principal occupation and age of each of the COMMITTEE NOMINEES:

     Hans Peter Jebsen
     c/o Loki
     Klingenberggt. 7A, 9th Floor
     0161 Oslo, Norway

     Mr. Jebsen, age 40, is Chairman of SKS OBO Holding Limited, a Bermuda corporation engaged in the transportation of wet and dry bulk products, such as coal, grain, petroleum products, etc. Mr. Jebsen is also a member of the Board of Directors of Kristian Gerhard Jebsen Skipsrederi A/S of Bergen, Norway, a family-owned shipping company involved in various aspects of the marine transportation business. In addition, Mr. Jebsen also serves as an independent advisor and consultant to other companies in the marine industry, particularly with reference to financial matters. Mr. Jebsen is also a director of several other privately held companies involved in real estate and other investments. In the past five years Mr. Jebsen has also been an investor in various shipping projects and internet companies as well as an investor in several real estate companies. From 1981 until 1992, Mr. Jebsen was involved in various executive and management capacities in the worldwide marine transportation business, including positions with Kristian Gerhard Jebsen Skipsrederi A/S and Gearbulk Holding Limited. Mr. Jebsen has a business degree (1981) from the Universite de Lausanne, Switzerland. He grew up in Bergen, Norway and after living in Belgium, Switzerland, Germany, Singapore and the United States, Mr. Jebsen has spent the last five years in Oslo.

     As of April 25, 1997 Mr. Jebsen owned of record 1,000 shares of Common Stock of PLM.

     Malcolm G. Witter
     4314 East Mercer Way
     Mercer Island, Washington 98040

     Mr. Witter is 43 years old. From 1995 to February 1997, Mr. Witter was employed by XYPOINT Corporation, Seattle, Washington. Mr. Witter joined XYPOINT, a development stage telecommunications company, in 1995 as Vice President of Finance. From 1994 to 1995 , Mr. Witter worked at Bear, Stearns & Co. in Private Client Services, and from 1984 to 1994 Mr. Witter was a retail broker at Dean Witter Reynolds specializing in managed accounts and developing growth/special situation stocks. Bear, Stearns & Co. and Dean Witter Reynolds are registered broker-dealers engaged in stock brokerage and investment banking activities. Mr. Witter is a Trustee of the Dean Witter Foundation and a graduate of Stanford University and the Stanford Graduate School of Business.

Mr. Witter is the beneficial owner of a total of 190,330 shares of Common Stock of PLM which are held as follows:

                               Mr. Witter: 93,000
                     Mr. Witter jointly with spouse: 46,000
                        Mr. Witter's IRA Account: 17,000
                    Mr. Witter's spouse's IRA Account: 8,800*
                      Mr. Witter's minor children: 25,530*

* Mr. Witter disclaims beneficial ownership of these shares.

     The Committee expects that, if elected, the COMMITTEE NOMINEES will use their substantial business experience and independent judgment to advocate changes in the management and operations of PLM designed to maximize stockholder value. Please note that, although the COMMITTEE NOMINEES have agreed with the Committee to serve as directors if elected, there are no other understandings or agreements between either of the nominees or any member of the Committee or any third party with regard to any sale of the Company or any other matter involving the Company and, in particular, the nominees are under no obligation to support or pursue the offer described elsewhere in this Proxy Statement by Equis Financial Group Limited Partnership to acquire the Company or any other sale of the Company.

                    THE PLM STOCKHOLDERS COMMITTEE PROPOSALS

     The Committee intends to submit the following proposals for action by the stockholders at the Annual Meeting:

COMMITTEE PROPOSAL NO. 1: TO RECOMMEND THAT THE BOARD OF DIRECTORS ELIMINATE THE COMPANY'S RIGHTS ("POISON PILL") PLAN.

RESOLVED: That the stockholders of the Company recommend that the Board of Directors eliminate the Company's "poison pill" by redeeming, pursuant to Section 24(a) of the Rights Agreement dated as of March 13, 1989, between the Company and First Interstate Bank of California, all the outstanding Rights to purchase shares of the Company's Common Stock under the Rights Agreement, such redemption to be effective 90 days after an offer (not subject to a financing condition) has been made to acquire all the outstanding shares of the Company.

     This resolution enables the stockholders to express to the Board their belief that the Company's poison pill should be eliminated. The Board could use the poison pill to block any future offer to acquire the Company. The poison pill is a major obstacle to the acquisition of the Company and is generally inconsistent with the goal of maximizing stockholder value. The Committee believes that in recent years many public companies have decided to redeem their poison pills, having determined that in today's changed business environment they were unlikely to be exposed to the kinds of abusive takeover tactics that poison pills were intended to address. The resolution provides for the redemption of the Company's poison pill, but delays the effectiveness of the redemption until 90 days after an offer (not subject to a financing condition) has been made to acquire all the Company's shares, so that if such an offer was made the Board would have ample opportunity to seek an alternative transaction at a higher price.

     The Company's poison pill provides that upon the occurrence of certain events, including the acquisition by a person (other than the Company, or any subsidiary, or any employee benefit plan of the Company or any subsidiary) of 15% of the Company's Common Stock or the commencement of or the announcement of the intention to commence (without the Company's approval) a tender or exchange offer for 20% or more of the Company's Common Stock, the Company will distribute Rights to its stockholders. These Rights, in certain circumstances, would entitle stockholders of the Company other than such person to purchase shares of the Company's stock (or in certain circumstances, other securities, cash or properties) having a fair market value equal to twice the exercise price of the Rights or, if the Company were acquired, to purchase shares of the acquirer's stock having a market value equal to twice the exercise price of the Rights. Because of these provisions, it would not be economically feasible for a potential acquirer of the Company to purchase more than the threshold amount of the Company's shares unless the Board facilitated such acquisition by redeeming the poison pill. Currently, the Board may redeem the poison pill prior to the fifteenth business day following an announcement that such a person has exceeded or intends to commence a tender or exchange offer that will exceed the threshold level of share ownership.

     Approval of COMMITTEE PROPOSAL No. 1 requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon, voting together as a single class. Therefore, abstentions and broker non-votes will not be counted either for or against COMMITTEE PROPOSAL No. 1.

     IF YOU PROPERLY SIGN, DATE AND RETURN THE [COLOR] PROXY CARD(S), BUT YOU DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED IN FAVOR OF COMMITTEE PROPOSAL No. 1.

COMMITTEE PROPOSAL NO. 2: TO RECOMMEND THAT THE BOARD OF DIRECTORS ESTABLISH A COMMITTEE OF THE BOARD OF DIRECTORS TO ACTIVELY SEEK TO MAXIMIZE STOCKHOLDER VALUE.

RESOLVED: That the stockholders of the Company recommend that the Board of Directors establish a committee (the "Committee") to actively seek to maximize stockholder value by (a) exploring opportunities, and considering proposals, for an acquisition of the Company on terms that are in the best interests of the Company's stockholders or (b) recommending an alternative transaction such as a structured share repurchase program significantly larger than the Company's prior share repurchase programs. The Committee shall consist of four independent directors (at least one of which was elected in each of 1996 and 1997, as long as the Board includes independent directors who were elected in such years) selected by a majority vote of the entire Board of Directors. An independent director means one who has not within five years either (i) been an officer or an employee of the Company or any of its affiliates or (ii) personally or as an officer, employee or member of an entity provided goods or services to the Company as a supplier, attorney, investment or commercial banker or otherwise (except for services rendered as a director) for which the Company paid consideration in excess of $10,000 in any year. The Committee shall, at the Company's expense, retain independent legal and financial advisors, excluding the Company's existing attorneys and investment bankers. The Committee shall maintain reasonable records of its activities and such records shall be open to inspection by stockholders.

     This resolution is proposed to allow stockholders to express their belief that the Board should be committed to the goal of maximizing stockholder value. It is also a means for stockholders to express their view that those persons on the Board who are also employed by the Company as executive officers and who potentially have the most to lose in the event of an acquisition of the Company should not play the key role in exploring the Company's acquisition opportunities or in reviewing and negotiating any acquisition proposal for the Company. Recognizing that an acquisition may not be the best means of maximizing stockholder value at a particular point in time, the resolution also authorizes the Committee to recommend an alternative transaction such as a structured share repurchase program significantly larger than the Company's 1996 and 1997 share repurchase programs, each of which authorized the repurchase of up to $5 million of the Company's Common Stock. Although the ultimate decision with respect to recommending a proposal to the stockholders, or taking other steps to maximize stockholder value, remains with the Board, the creation of the Committee will help assure that the Board pursues the goal of maximizing stockholder value.

     Approval of COMMITTEE PROPOSAL No. 2 requires the affirmative vote of a majority of the shares of PLM Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon, voting together as a single class. Therefore, abstentions and broker non-votes will not be counted either for or against COMMITTEE PROPOSAL No. 2.

     IF YOU PROPERLY SIGN, DATE AND RETURN THE [COLOR] PROXY CARD(S), BUT YOU DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED IN FAVOR OF COMMITTEE PROPOSAL No. 2.

COMMITTEE PROPOSAL NO. 3 TO AMEND THE BY-LAWS TO REQUIRE THE BOARD TO TERMINATE ALL DEFENSIVE MEASURES IN THE EVENT THE BOARD DECIDES TO OPPOSE A CASH TENDER OFFER.

RESOLVED: That the stockholders hereby amend the Company's By-Laws by adding a new Section 11 to Article II which shall read as follows:

               Section 11. Stockholder Meeting in Event of Certain Cash Tender Offers. If a cash tender offer (not subject to a financing condition) is made to acquire all the Company's Common Stock at a price at least 25% greater than the average closing price of such shares during the 30 days prior to the date on which such offer is made, and the Board of Directors opposes such offer (including without limitation declining to redeem the outstanding Rights pursuant to Section 24(a) of the Rights Agreement dated as of March 13, 1989, between the Company and First Interstate Bank of California), the Board of Directors shall terminate all defensive measures against such offer at the end of the 90th day after such offer is made unless the Board's policy of opposition is approved by a majority of the votes cast for or against such policy of opposition at a meeting of stockholders held on or before such 90th day at which a quorum is present. Prior to the end of such 90-day period, the Board of Directors shall take such reasonable actions (including without limitation delaying the Distribution Date of the Rights under the Rights Agreement) as are necessary to preserve the stockholders' ability to accept such offer.

     This resolution would assure that if the Board of Directors decided to oppose a cash tender offer (not subject to a financing condition) at a premium of at least 25% above the market price of the Company's Common Stock during the preceding month, the Board would be obligated to call a stockholders' meeting to vote on the Board's opposition to such offer and the Board would be required to abandon its opposition unless its opposition was approved by stockholders within 90 days after the offer was made. If a substantial offer is made to acquire the Company's shares, the stockholders, not the Board of Directors, should have the ultimate decision on whether to accept the offer. The provision for a stockholder vote assures that the By-Law cannot be used to facilitate coercive offers, and the total period of up to 90 days in which the Board can continue defensive actions regardless of the stockholder vote allows management the opportunity to seek superior alternatives to such offer or to persuade stockholders that the Company should preserve its independence.

     Approval of COMMITTEE PROPOSAL No. 3 requires the affirmative vote of 80% of the shares of PLM Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon, voting as a single class. Therefore, abstentions and broker non-votes will not be counted either for or against COMMITTEE PROPOSAL No. 3.

     IF YOU PROPERLY SIGN, DATE AND RETURN THE [COLOR] PROXY CARD(S), BUT YOU DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED IN FAVOR OF COMMITTEE PROPOSAL No. 3.

COMMITTEE PROPOSAL NO. 4: TO RECOMMEND THAT THE BOARD OF DIRECTORS APPROVE AND SUBMIT TO THE STOCKHOLDERS AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT THE CORPORATION WILL NOT BE GOVERNED BY SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW.

RESOLVED: That the stockholders of the Company recommend that the Board of Directors approve, and submit to a vote of the stockholders for approval, an amendment, pursuant to Section 203(b)(3) of the Delaware General Corporation Law, that adds a new Article Fifteenth to the Company's Certificate of Incorporation, as amended, which shall read as follows:

               FIFTEENTH: The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

     The Board could use Section 203 to block any future offer to acquire the Company. This resolution enables the stockholders to eliminate a major obstacle to the acquisition of the Company that is generally inconsistent with the goal of maximizing stockholder value.

     Section 203 of the Delaware General Corporation Law provides, in effect, that if any person acquires beneficial ownership of 15% or more of the Company's outstanding shares (thereby becoming an "Interested Stockholder"), the Interested Stockholder may not engage in a business combination with the Company for three years thereafter, subject to certain exceptions. Among the exceptions are the Board's prior approval of such acquisition; the acquisition of at least 85% of the Company's shares (subject to certain exclusions) in the transaction in which such person becomes an Interested Stockholder; and the approval of such business combination by 66 2/3% of the outstanding stock not owned by the Interested Stockholder. An amendment to the Certificate of Incorporation electing not to be governed by Section 203 would become effective twelve months after adoption and would not be subject to amendment by the Board and would not apply to a business combination with a person who became an Interested Stockholder prior to the adoption of such amendment.

     Approval of COMMITTEE PROPOSAL No. 4 requires the affirmative vote of a majority of the shares of PLM Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon, voting together as a single class. Therefore, abstentions and broker non-votes will not be counted either for or against COMMITTEE PROPOSAL No. 4.

     IF YOU PROPERLY SIGN, DATE AND RETURN THE [COLOR] PROXY CARD(S), BUT YOU DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED IN FAVOR OF COMMITTEE PROPOSAL No. 4.

COMMITTEE PROPOSAL NO. 5: TO RECOMMEND THAT THE BOARD OF DIRECTORS APPROVE AND SUBMIT TO THE STOCKHOLDERS AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REPEAL ARTICLE ELEVENTH.

RESOLVED: That the stockholders of the Company recommend that the Board of Directors approve, and submit to a vote of the stockholders for approval, an amendment repealing Article Eleventh of the Company's Certificate of Incorporation, as amended.

     The Board could use Article Eleventh to block any future offer to acquire the Company. This resolution enables the stockholders to express to the Board their belief that Article Eleventh should be repealed. It may be an obstacle to the acquisition of the Company and is generally inconsistent with the goal of maximizing stockholder value.

     Article Eleventh requires, in effect, that the holders of at least 80% of the Company's shares approve mergers and certain other transactions involving an Interested Stockholder (as defined below) or any of its affiliates or associates unless the transaction is approved by a majority of the members of the Board who are not affiliates or associates or representatives of the Interested Stockholder and who were directors prior to the time the Interested Stockholder became an Interested Stockholder (the "Continuing Directors"). For purposes of Article Eleventh, an "Interested Stockholder" is defined, in effect, as any person (other than the Company, or any subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any subsidiary) who is (a) the beneficial owner of more than 10% of the Company's shares or (b) is an affiliate or associate of the Company and at any time within the prior two-year period was the beneficial owner of more than 10% of the Company's shares.

     Approval of COMMITTEE PROPOSAL No. 5 requires the affirmative vote of a majority of the shares of PLM Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon, voting together as a single class. Therefore, abstentions and broker non-votes will not be counted either for or against COMMITTEE PROPOSAL No. 5.

     IF YOU PROPERLY SIGN, DATE AND RETURN THE [COLOR] PROXY CARD(S), BUT YOU DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED IN FAVOR OF COMMITTEE PROPOSAL No. 5.

                                  THE COMMITTEE

     The Committee is composed of five PLM stockholders listed below. We beneficially own, together with our nominees for Director, in the aggregate 330,516 shares of Common Stock of PLM. Additional information concerning our interest in PLM's securities appears in Annex A to this Proxy Statement.

     The founder and Chairman of the Committee is Mr. Gary D. Engle. Mr. Engle, is President and Chief Executive Officer of Equis Financial Group, a Massachusetts limited partnership (formerly known as American Finance Group) ("Equis"). Equis is engaged primarily in the business of managing leased assets and funds holding leased assets. Mr. Engle owns the controlling interest of Equis which he purchased in December, 1994. From 1990 to 1994, Mr. Engle was employed in various senior executive capacities at American Finance Group. From 1987 to 1990, Mr. Engle was a principal and co-founder of Cobb Partners Development, Inc., a real estate and mortgage banking company, with principal offices in Florida. From 1980 to 1987, Mr. Engle served in various capacities with Arvida Disney Company, a large scale community real estate development company owned by the Walt Disney Company with real estate development projects world wide. These capacities included Senior Vice President and Chief Fianncial Officer, senior Vice President Acquisitions, Chief Executive Officer of Arvida Disney Financial Service and an original Director of Disney Development, the real estate development arm of the Walt Disney Company. Mr. Engle has an MBA from Harvard University and a BS degree from the University of Massachusetts (Amherst).

     The other members of the Committee are:

     Geoffrey A. MacDonald - Mr. MacDonald is the Chairman of Equis.

     James A. Coyne - Mr. Coyne is Senior Vice President of Equis.

     Douglas Smuckler - Mr. Smuckler is an Assistant Vice President and Financial Analyst with Wells Fargo and Company in San Francisco (Consumer, Commercial and Private Banking Services).

     Timothy Perkins - Mr. Perkins is Vice President for Lifelong Learning and International Programs of Drexel University.

     Please note that the Committee is not nominating any of the members of the Committee for election as Directors at the Annual Meeting, but has nominated Messrs. Jebsen and Witter, who, if elected, will be completely independent, under no obligation to the Committee or any third party with regard to their actions as Directors of the Company.

                          REASONS FOR THE PROXY CONTEST

Current Management's Dismal Record

     The current management team of the Company was appointed in March, 1989, when Mr. Robert Tidball became President and Chief Executive Officer of the Company. At that time, the trading price of the Company's stock was in the range of $9.00 - 9.50 per share. Since then, in the opinion of the Committee, the performance of Mr. Tidball and his team has been dismal; the records speaks for itself. Since yearend 1990, PLM's management has incurred cumulative losses of almost $20 million, representing a 30% reduction in stockholders' equity from $66.0 million at December 31, 1991 to $46.3 million at December 31, 1996. Despite one of the most favorable economic and financial environments in which to bolster stockholder value, the Company's management has accomplished the opposite by losing a third of the Company's net worth during this period. In contrast, if management had been able to earn net income equaling a very modest return on stockholders' equity of only 5% per annum from 1990 through 1996, the book value of stockholders' equity at December 31, 1996 would have grown to nearly $84 million, or almost twice the actual stockholders' equity as of that date.

     PLM's stock price has tracked the weak performance of the Company's operations and management. As highlighted in the following graph, PLM's stock price has declined from an average price above $7.00 per share in 1990 to an average of approximately $3.50 per share in 1997. The poor performance of the Company's stock is underscored by comparing its significant decline with the tremendous increase in major stock market indices over the same period. Since 1990, the Dow Jones Industrial Average, the S&P 500 and the American Stock Exchange indices have increased [165%, 135% and 45%], respectively.

          THE FOLLOWING CHARTS SUM UP WHAT MANAGEMENT HAS DONE FOR YOU!

          ------------------------------------
                         PLM           S&P 500
          ------------------------------------
          Feb-88         7.75           267.01
          ------------------------------------
          Mar-88          7.5           256.88
          ------------------------------------
          Apr-88         6.25           261.31
          ------------------------------------
          May-88        8.375           262.16
          ------------------------------------
          Jun-88         8.75            273.5
          ------------------------------------
          Jul-88        8.875           272.03
          ------------------------------------
          Aug-88            8           281.53
          ------------------------------------
          Sep-88        8.625           271.91
          ------------------------------------
          Oct-88        8.875           278.97
          ------------------------------------
          Nov-88          7.5           273.69
          ------------------------------------
          Dec-88         7.75           277.72
          ------------------------------------
          Jan-89            8           297.47
          ------------------------------------
          Feb-89        7.875           288.88
          ------------------------------------
          Mar-89          9.5           294.88
          ------------------------------------
          Apr-89        9.375           309.63
          ------------------------------------
          May-89       10.625           320.53
          ------------------------------------
          Jun-89        10.25           317.97
          ------------------------------------
          Jul-89         10.5           346.09
          ------------------------------------
          Aug-89            9           351.44
          ------------------------------------
          Sep-89          9.5           349.16
          ------------------------------------
          Oct-89            8           340.38
          ------------------------------------
          Nov-89        8.375              346
          ------------------------------------
          Dec-89        8.375           353.41
          ------------------------------------
          Jan-90        8.625           329.08
          ------------------------------------
          Feb-90            8           331.88
          ------------------------------------
          Mar-90        8.125           339.94
          ------------------------------------
          Apr-90        7.875           330.81
          ------------------------------------
          May-90        7.875           361.22
          ------------------------------------
          Jun-90        7.625           358.03
          ------------------------------------
          Jul-90          7.5           356.16
          ------------------------------------
          Aug-90        7.125           322.56
          ------------------------------------
          Sep-90        4.125           306.06
          ------------------------------------
          Oct-90        4.375              304
          ------------------------------------
          Nov-90        5.875           322.22
          ------------------------------------
          Dec-90        4,875           330.22
          ------------------------------------
          Jan-91          4.5           343.94
          ------------------------------------
          Feb-91         4.75           367.06
          ------------------------------------
          Mar-91         3.75           375.22
          ------------------------------------
          Apr-91            4           375.34
          ------------------------------------
          May-91        4.625           389.84
          ------------------------------------
          Jun-91         4.75           371.16
          ------------------------------------
          Jul-91            4           387.81
          ------------------------------------
          Aug-91          4.5           395.44
          ------------------------------------
          Sep-91         4.25           387.88
          ------------------------------------
          Oct-91         4.25           392.44
          ------------------------------------
          Nov-91        3.625           375.22
          ------------------------------------
          Dec-91            3           417.09
          ------------------------------------
          Jan-92        3.125           408.78
          ------------------------------------
          Feb-92        2.625           412.69
          ------------------------------------
          Mar-92         2.75           403.69
          ------------------------------------
          Apr-92        2.625           414.94
          ------------------------------------
          May-92        2.375           415.34
          ------------------------------------
          Jun-92         1.75           408.13
          ------------------------------------
          Jul-92        1.625           424.22
          ------------------------------------
          Aug-92        1.875           414.03
          ------------------------------------
          Sep-92            2           417.81
          ------------------------------------
          Oct-92        1.625           418.69
          ------------------------------------
          Nov-92        1.875           431.34
          ------------------------------------
          Dec-92       1.8125           435.72
          ------------------------------------
          Jan-93         2.25           438.78
          ------------------------------------
          Feb-93       2.5625           443.38
          ------------------------------------
          Mar-93       2.5625           451.66
          ------------------------------------
          Apr-93        2.125           440.19
          ------------------------------------
          May-93         2.25           450.19
          ------------------------------------
          Jun-93         2.25           450.53
          ------------------------------------
          Jul-93        2.125           448.13
          ------------------------------------
          Aug-93       2.0625           463.56
          ------------------------------------
          Sep-93        2.375           458.93
          ------------------------------------
          Oct-93         2.25           467.84
          ------------------------------------
          Nov-93         2.25           461.78
          ------------------------------------
          Dec-93        2.125           466.43
          ------------------------------------
          Jan-94        2.625           481.62
          ------------------------------------
          Feb-94        3.125           467.14
          ------------------------------------
          Mar-94            3           445.76
          ------------------------------------
          Apr-94          3.5           450.91
          ------------------------------------
          May-94          3.5           456.51
          ------------------------------------
          Jun-94            3           444.27
          ------------------------------------
          Jul-94        3.125           458.26
          ------------------------------------
          Aug-94       3.0625            475.5
          ------------------------------------
          Sep-94       3.0625           462.72
          ------------------------------------
          Oct-94       3.3125           472.35
          ------------------------------------
          Nov-94         2.75           453.69
          ------------------------------------
          Dec-94        2.875           459.27
          ------------------------------------
          Jan-95         2.75           470.42
          ------------------------------------
          Feb-95       3.4375           487.39
          ------------------------------------
          Mar-95       3.4375           500.71
          ------------------------------------
          Apr-95       3.4375           514.71
          ------------------------------------
          May-95       3.1875            533.4
          ------------------------------------
          Jun-95            3           544.75
          ------------------------------------
          Jul-95         3.25           562.08
          ------------------------------------
          Aug-95          3.5           561.88
          ------------------------------------
          Sep-95       3.4375           584.41
          ------------------------------------
          Oct-95          3.5            581.5
          ------------------------------------
          Nov-95         3.75           605.37
          ------------------------------------
          Dec-95         3.75           615.93
          ------------------------------------
          Jan-96       3.6875           636.02
          ------------------------------------
          Feb-96          3.5           640.43
          ------------------------------------
          Mar-96          3.5            645.5
          ------------------------------------
          Apr-96          3.5           654.17
          ------------------------------------
          May-96          3.5           669.12
          ------------------------------------
          Jun-96       3.3125           670.63
          ------------------------------------
          Jul-96       3.3125           639.95
          ------------------------------------
          Aug-96       3.3125           651.99
          ------------------------------------
          Sep-96        3.375           687.33
          ------------------------------------
          Oct-96        3.125           705.27
          ------------------------------------
          Nov-96         3.25           757.02
          ------------------------------------
          Dec-96        3.375           740.74
          ------------------------------------
          Jan-97       3.3125           786.16
          ------------------------------------
          Feb-97        3.375           790.82
          ------------------------------------
          Mar-97       3.5625           757.12
          ------------------------------------
          Apr-97         4.25           771.18
          ------------------------------------

     The publicly traded companies that comprise these stock market indices have achieved tremendous growth in stockholder values through, in large part, clear strategic vision, a commitment to value-added governance, and the adoption and implementation of restructuring programs (cost reductions, sales of non-core businesses, etc.) to improve profitability, efficiency and stock price. In our opinion, the Company's adoption of various strategic objectives without prudent oversight, coupled with its failure to materially address its bloated cost and overhead structure since 1990, have prevented the Company's stock price from realizing the successes of the publicly traded companies that comprise these averages.

High Compensation Notwithstanding Poor Performance

     The level of compensation for the Company's existing management stand in stark contrast to corporate performance statistics. As detailed in the table below, the Company's poor operating and stock performance has not adversely affected financial rewards to management. While the Company's net worth has declined 30% since yearend 1990, annual compensation for the five most highly paid executives has increased 39% during this period. Executive officer compensation during this period includes annual performance bonuses, approved by the Board of Directors, totalling over $3.2 million for the Company's top five individuals. Executive officers have received bonuses every year since 1991, including 1992 and 1994 when the Company incurred net losses of $25.3 million and $9.1 million, respectively. These bonuses appear unwarranted and seem to have no correlation with the Company's performance or the price of the Company's stock over the past six (6) years. The fact that the Board of Directors has consistently approved these levels of compensation, and has also provided management with generous "Golden

Parachutes" in the event of a change of control, raises questions as to whether the Board has the necessary independence and capability to act in the best interests of the Company's stockholders.

                                                                     % change
                                                                     from 1991
                   1991    1992     1993     1994    1995    1996   through 1996
                   ----    ----     ----     ----    ----    ----   ------------
                                          ($Millions)

Revenue            $72.8  $ 75.0    $69.6   $ 53.7   $60.1   $51.5    (29.3%)

Net Income           3.1   (25.3)     1.4     (9.1)    6.0     4.1

Net income           .30   (2.41)     .14     (.73)    .51     .40
per Share

Stockholders'       66.0    44.7     51.1     45.7    48.6    46.3    (29.9%)
Equity

Total Cash          1.21    1.29     1.61     1.84    1.90    1.68     39.1%
Compensation
Top Five Officers

Prior Efforts by Stockholders Ignored or Frustrated

     Prior efforts by the Company's stockholders to correct the imbalance between the performance of the Company and the Company's stock and management and compensation have been ignored or frustrated by management. At the 1995 Annual Meeting the stockholders of the Company resoundingly voted down the management stock compensation plan proposed by management. This action by the stockholders at the 1995 Annual Meeting did not deter the Board of Directors from granting substantial bonuses to management of the Company for the year 1996. At last year's Annual Meeting, a stockholder-sponsored proposal to rescind the "Golden Parachutes" for senior management was narrowly defeated after the Company acquired 1.6 million shares in privately negotiated transactions at prices that were above the then current market price. The final vote for this proposal was 3,478,284 in support of rescinding the "Golden Parachutes", with 3,766,816 voting against rescission. Although it is not certain what the impact of the Company's stock purchases was on the ultimate outcome of this election, the timing and scope of the stock repurchase suggest that the motivation of the repurchase may have been to effect the outcome of the election. If, absent a sale of their stock, the selling stockholders had voted in support of the proposal, the final vote could have been approximately 5 million votes in support of rescission and only approximately 2.2 million against, a result and a margin consistent with the prior year's rejection of the proposed management stock compensation plan.

Stockholders Need to be Heard

     This year, stockholders have an opportunity to deliver a clear message to management, by adopting the Committee's proposals, which are intended to put pressure on management and the Board to aggressively seek higher stockholder value, and by electing to the Board of Directors the COMMITTEE NOMINEES, two individuals who are independent of current management, possess excellent general business and financial skills and bring hands-on experience in some of the Company's principal business areas. Their broad mission will be to focus urgently on increasing stockholder value.

     These proposals and the nomination of two strong candidates for the Board may threaten the comfort and complacency of the Company's management and current Board of Directors. Management appealed to the Securities Exchange Commission, relying on very technical and legalistic terms, for the right to exclude two of the proposals from any vote. In support of their argument to the SEC, management hired two outside law firms at significant stockholder expense to develop justifications as to why it was appropriate to not have the owners of the Company heard. They asserted that under Delaware law the specific matters were properly the business of the Board, not the stockholders. The Board, which has presided over a loss of 30% of the stockholders' equity in the past six years, is saying by implication that it is better suited to make certain decisions than a majority of the Company's owners. The Committee disagrees. The SEC also disagreed with the Board and issued a letter to PLM stating that it was unable to conclude that PLM could omit those two proposals from its Proxy Statement.

     We expect that management also will defend the "Poison Pill". They will likely argue that thousands of companies have "Poison Pills" and that they serve to prevent abusive tender offers. However, it is evident that the most effective prevention of abusive or any other tender offers is a Board and management team that will foster revenue, net income and stockholder value growth, while sustaining a high return on the capital that the investing public has entrusted to them. A "Poison Pill" works best to protect a company that is enduring a temporary downturn or one, which infused with new management and a winning strategy, needs time to right the course. Neither of these situations exists with the Company. In our opinion, this management team has enjoyed well over six of the most auspicious years to prove their case and they have failed. Why should this year and future years be any different?

     The "Poison Pill", coupled with the Board's and management's unwillingness to encourage bids for the Company, presents an insurmountable barrier for a more capably managed company to overcome in acquiring the Company. We believe that there have been bona fide inquiries regarding the purchase of the Company made by capable acquirors. If the Board and management are committed to increasing stockholder value, why hasn't the Company seriously explored any of the inquiries?

Why the Company Should Either Replace Management or Be Sold

     Although consistent underperformance should be sufficient reason to replace management or sell the Company, it is important to review the reasons for this failure to understand why we believe management's recent strategic plans will fare no better than those from the past.

     The Stockholders' Committee includes several members of the management of Equis Financial Group Limited Partnership, including Gary D. Engle, Equis' Chief Executive Officer. Equis, previously named American Finance Group, was from the early 1980's until 1994 a sponsor of publicly-registered equipment leasing partnerships, and in some cases, a direct competitor of the Company during that period. In 1996, Equis sold to the Company the lease origination group and name of American Finance Group. As a result, members of the Committee have both an understanding of the economics and business issues of the equipment lease-public fund industry and insights into the Company. Based on this background and the successes achieved at Equis, the Committee believes strongly there are opportunities to dramatically improve profitability at the Company.

     First, and very importantly, in our opinion, there are serious questions as to whether or not the Company has a profitable business strategy to achieve high returns on investment. In many of the segments in which the Company competes, there are either larger and better capitalized competitors or more focused niche players. The Company attempts to compete in shipping, rail, trucking, aircraft leasing, container leasing, platform rigs, and, in the case of American Finance Group, Inc. (AFG), the investment-grade lease industry. This excessively broad focus mirrors the business model of some large diversified finance companies, such as GE Capital. However the Company enjoys neither the economies of scale, the funding capabilities, nor the excellence and depth of management that enable GE Capital to succeed on such a global scale. Companies with more modest resources than other diversified finance giants generally compete with greater focus in a narrow niche or segment. In each of the segments in which PLM competes, the Company competes against both focused market leaders and large diversified companies, both types of which enjoy greater returns than the Company.

     The Committee also questions whether the Company consistently and adequately analyzes and plans for its capital expenditures and strategic directions. The Company spent considerable time and expense in developing and marketing its most recently syndicated fund, the PLM Income Fund I, or "No Load". The structure of the No Load required the Company to subsidize the direct costs of selling units in the Fund by reimbursing the broker commissions and marketing costs in exchange for a 15% carried interest in the Fund. In May 1996, after pursuing this strategy for just over one year and investing approximately $15 million, the Company abruptly terminated its marketing efforts and disbanded its equity syndication group. Based on the Company's required investment in the Fund coupled with the other costs associated with the marketing efforts, the Committee believes that the No Load will not generate sufficiently attractive returns to warrant such a large investment. The Committee's questions are:

     Did the Company adequately address the potential profitability of the No Load before undertaking the significant efforts and costs to develop this product?

     If so, why did the Company terminate its efforts so abruptly in 1996, incurring at the time, a charge in excess of $1 million as a result of such termination?

     At the 1996 Annual Meeting, management announced that its American Finance Group (AFG) subsidiary was to be one of the cornerstones of its new strategic plan. This emphasis on AFG was reiterated by management in the

Company's recent press release discussing first quarter 1997 financial results. While the Committee is aware of the positive elements of the business of AFG, including its personnel and market position, we question rapidly earmarking large capital investments in a business in which the Company has no established track record. The Company's poor historical operating performance raises concerns regarding management's ability to effect a sustainable long-term strategic plan for AFG. The Committee also questions whether the Company's management team possesses sufficient depth of experience and vision to cause a newly acquired business unit to become a strategic foundation for long-term growth. The characterization of AFG as a key component to the Company's future growth is not unlike the Company's initial optimism for the "No Load" product which was once considered to be essential to the future success of the Company.

Management's Stock Repurchase Program

     Finally, we believe the timing of recent activities by the Board of Directors, in light of their receipt of the Committee's five stockholder proposals, further illustrates management's attempts to entrench itself in spite of the stock's poor performance over the past several years. In early March, after receipt of the stockholder proposals, the Board of Directors authorized the repurchase of up to $5 million of the Company's stock. Although we are generally supportive of the Company's repurchasing its stock or paying dividends, the timing of the repurchase suggests that one of the objectives of the repurchase program is to bolster the stock price in advance of the 1997 Annual Meeting in order to strengthen management's position. Prior to this announcement, the stock had been trading at around $3.25 per share. After the commencement of the Company's repurchase program, the stock price increased 33% to over $4.00 per share in just over a month.

     Although we are encouraged by the movement in the stock price, the appreciation may be a direct result of stock repurchases by the Company, which may cause the recent rise to be short lived. Despite previous repurchases of 2.5 million shares since 1995 to boost share prices, management's ineffectiveness, in our opinion, has offset any benefits provided by these repurchases. Consequently, we firmly believe that once the repurchase program has ended the Company's stock price will decline again to its previous level.

     The Committee believes that the highest value for the Company will be achieved by immediately putting the Company up for sale, before more value is depleted by excessive overhead, questionable investment strategies, and underperforming management. Our stockholder proposals attempt to facilitate such an event. If such an effort is not successful, the directors we have nominated are committed to actively working for lower overheads, greater focus, more accountability, and better use of the Company's capital.

Equis' Offer to Purchase the Company

     As stated elsewhere in this Proxy Statement, Gary Engle, the Chairman of the Stockholders Committee, controls Equis Financial Group Limited Partnership.

On April 25, 1997, Mr. Engle made on behalf of Equis and its affiliates an offer to acquire 100% of the stock of the Company for $5.00 per share, payable in cash in a "cash out" merger. Mr. Engle's letter to PLM setting forth that offer is as follows:

                              Equis Financial Group
                               Limited Partnership
                           98 North Washington Street
                                Boston, MA 02114

                                                               April 25, 1997
Board of Directors
PLM International, Inc.
One Market Plaza
Steuart Street Tower, Suite 900
San Francisco, CA 94105-1301

Gentlemen:

     I am writing to inform you, in your capacity as the Directors and representatives of the shareholders of PLM International, Inc. ("PLM"), subject to the fiduciary duties of Directors under applicable Delaware law, that Equis Financial Group Limited Partnership (or an affiliated entity) ("Equis") is prepared to offer to acquire all of the outstanding shares of Common Stock of PLM, through a cash-out merger, under the terms of which the shareholders of PLM would receive a purchase price of $5.00 per share for their shares. Equis is prepared to enter into a definitive Agreement with PLM, providing for the acquisition of PLM at that price, in early May, and, assuming the Directors of PLM are willing to pursue this matter, Equis would be pleased to send you a proposed definitive Agreement between the parties.

     I want to emphasize that Equis has the financial capability to complete the acquisition of PLM at a price of $5.00 per share, or a total purchase price of approximately $46,000,000, and that our proposed definitive Agreement will accordingly not contain any financing condition with respect to the purchase price qualifying Equis' obligation to complete this transaction.

     I also want to emphasize that we are prepared to proceed expeditiously to a closing of this transaction, so that the shareholders of PLM might receive the purchase price for their shares at an early date. If the Directors of PLM decide to accept Equis' offer, subject, of course, to the approval of the acquisition by the shareholders of PLM, and if the Directors and management of PLM are prepared to act as expeditiously as we are, then we believe the acquisition could be presented to the shareholders of PLM for their approval at the 1997 Annual Meeting, which we understand is now scheduled to be held on June 10, 1997. If PLM agreed to such a timetable for the acquisition, then we would complete our due diligence investigation of PLM by late May and, assuming cooperation by PLM and its lenders and assuming that prompt filings were made under the Hart-Scott-Rodino Act and the required waiting period expired (or was terminated by the FTC earlier), then the closing of the acquisition and payment to the shareholders for their shares could take place in June, shortly after the Annual Meeting. If PLM agreed to such a timetable, the PLM 1997 Annual Meeting would then be devoted to the approval of this acquisition, rather than a contest on other matters.

     We realize that this proposed timetable is aggressive and that, notwithstanding full cooperation and best efforts from all parties, completion of the acquisition might take somewhat longer, but we believe that the closing might still take place not later than July 31, 1997. We are also willing to discuss any alternative timetable that you might reasonably propose.

     I hope that you will consider this proposal carefully, in accordance with your obligations to the shareholders of PLM under Delaware law. I look forward to receiving your response to this proposal, which I hope - and I believe should be positive.

                                       Yours truly,



                                       Gary D. Engle, President and
                                       Chief Executive Officer

     Please note that the proposal set forth in the foregoing letter from Mr. Engle for the acquisition of PLM by Equis or an affiliate of Equis is a proposal for a "friendly" acquisition of the Company, in a cash out merger, with the approval of the Company's Board of Directors.

     Equis believes that a sale of the Company to Equis on the terms set forth above would be attractive to the stockholders of the Company. PLM has not yet responded to this proposal. If the Company's response is negative, we anticipate that the Company will raise questions as to Equis' capabilities on various levels, will challenge the offer as inadequate, and will attempt to color the actions proposed and supported by this Committee as nothing more than an effort to "steal the company". The Committee's position is that if the Board rejects Equis' offer, it should use this offer as a starting point and immediately begin an orderly sales process in order to realize the highest value for the Company. (In deciding how to vote your shares, please bear in mind, as stated elsewhere in this Proxy statement, that there is no understanding or agreement between the Committee and the Committee's nominees, Messrs. Jebsen and Witter, and that in particular, they are committed only to maximizing stockholder value not to supporting Equis' offer or any other specific proposal for the sale of the Company.)

     The Board's alternative to selling is to maintain the current course. The current management group and Board of Directors have had many years to realize greater stockholder values. Despite the time that they have had and the numerous strategies they have pursued, in the opinion of the Committee their only accomplishments have been the preservation of their jobs, the preservation of their "Golden Parachutes", and the maintenance of significant barriers to prospective buyers who would either (a) buy the Company at a substantial premium to the market price of the Company's stock or (b) invest more capital in restructuring the Company and replacing existing management and the Board of Directors. We are confident that the status quo is not the best alternative for stockholders. We feel that the optimal choice is to realize the Company's value immediately, by selling the Company at a point when the market is very receptive and company valuations are high. If you agree with this position, please join with us in creating the necessary change that will ensure such an event by sending in the [color] card.

                         CERTAIN ADDITIONAL INFORMATION

     The PLM Proxy Statement contains certain additional information, including information with respect to management's nominees for election as directors, any other proposals of the Company's Board of Directors, the beneficial owners of more than five percent (5%) of the Company's voting securities, stock ownership of directors and officers and the date by which stockholder proposals must be received in order to be included in the Company's proxy materials for its 1998 Annual Meeting. Such information, which we have not independently verified, is incorporated herein by reference.

                             SOLICITATION OF PROXIES

     The Committee may solicit proxies by mail, advertisement or other printed means; telephone, facsimile, telegram or other electronic means; or in person. Solicitations are expected to be made by members of the Committee, as well as by persons whom we hire, and who will be compensated for their efforts. We have requested that banks, brokerage firms and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     We have engaged Corporate Investor Communications, Inc. as our proxy solicitors, and expect that their fees for this services will be approximately $21,000, plus reimbursement for out-of-pocket expenses. Through April 30, 1997, we have expended approximately $75,000 in preparing for this solicitation and anticipate that we will spend a total of approximately $150,000, including the proxy solicitors' fees, during the entire process.

     Mr. Gary D. Engle, Chairman of the Company, will bear the costs of our proxy solicitation. Because he believes that this solicitation is in the interests of the Company and its stockholders, he may seek reimbursement of his expenses for this solicitation from the Company's Board of Directors, without submission of the matter to a vote of the stockholders.

                                     ANNEX A

           CERTAIN INFORMATION REGARDING THE MEMBERS OF THE COMMITTEE
                           AND THE COMMITTEE NOMINEES

SHARE OWNERSHIP INFORMATION

     The following table sets forth the name, business address and number of shares of voting securities owned beneficially by each of the participants in this proxy solicitation or their associates as of May __, 1997. No such participant or associate owns any securities other than shares of Common Stock and no such participant or associate owns any such shares of record but not beneficially.

         COMMITTEE MEMBERS                  AMOUNT AND NATURE OF
         NAME AND BUSINESS ADDRESS          BENEFICIAL OWNERSHIP
         -------------------------          --------------------

         Gary D. Engle                             133,400 (1)
         Equis Financial Group
         98 North Washington Street
         Boston, MA 02114

         James A. Coyne                              1,000
         Equis Financial Group
         98 North Washington Street
         Boston, MA 02114

         Geoffrey A. MacDonald                       3,000
         Equis Financial Group
         98 North Washington Street
         Boston, MA 02114

         Timothy Perkins                             1,000
         Drexel University
         3141 Chestnut Street
         Philadelphia, PA 19104

         Douglas Smuckler                              786
         Wells Fargo Bank
         First Market Tower, 18th Floor
         525 Market Street
         San Francisco, CA 94105

     (1) Includes 12,400 shares purchased by Equis Financial Group, 98 North Washington Street, Boston, Massachusetts 02114 on April 9, 1997.

         COMMITTEE NOMINEES                 AMOUNT AND NATURE OF
         NAME AND BUSINESS ADDRESS          BENEFICIAL OWNERSHIP
         -------------------------          --------------------

         Hans Peter Jebsen                           1,000
         c/o Loki
         Klingenberggt. 7A, 9th Floor
         0161 0510, Norway

         Malcolm G. Witter                         190,330
         4314 East Merger Way
         Merger Island, Washington 98040

SHARE TRANSACTION INFORMATION

     The following table sets forth information with respect to all purchases and sales of the Company's voting securities (in all cases, Common Stock) by members of the Committee, Committee Nominees and their associates during the past two years (since April 15, 1995).

     Shares purchased and sold directly or indirectly by Gary D. Engle.

         Date                     Number of Shares          Purchase or Sale
         ----                     ----------------          ----------------
        4/28/95                        3,000                    Purchase
         5/1/95                        5,000                    Purchase
         5/2/95                        2,000                    Purchase
         5/8/95                        3,000                    Purchase
        5/10/95                        3,000                    Purchase
        5/10/95                          900                    Purchase
        5/11/95                        3,100                    Purchase
        5/18/95                          700                    Purchase
        5/19/95                        3,800                    Purchase
        5/19/95                        2,300                    Purchase
        5/22/95                          200                    Purchase
        5/26/95                        5,000                    Purchase
        5/26/95                        3,000                    Purchase
        5/30/95                        3,000                    Purchase
         6/1/95                        3,000                    Purchase
        6/13/95                          900                    Purchase
        6/14/95                        2,100                    Purchase
        6/19/95                       20,000                    Purchase
        6/19/95                        3,000                    Purchase
        6/20/95                       20,000                    Purchase
        6/20/95                       15,000                    Purchase
        7/18/95                        1,700                    Purchase
        7/19/95                        5,000                    Purchase
        7/19/95                        5,000                    Purchase

         Date                     Number of Shares          Purchase or Sale
         ----                     ----------------          ----------------
        7/19/95                        4,800                    Purchase
        7/20/95                        3,500                    Purchase
        5/13/96                        1,100                    Purchase
        5/14/96                       17,100                    Purchase
        5/15/96                        5,000                    Purchase
        2/20/97                        5,000                    Purchase
        2/20/97                        3,000                    Purchase
         3/4/97                        5,000                      Sale
         4/7/97                        5,000                      Sale
         4/8/97                        1,500                      Sale
        4/11/97                       10,000                      Sale
        4/16/97                       10,000                      Sale
        4/18/97                        1,000                    Purchase

       Shares purchased and sold directly or indirectly by James A. Coyne.

         Date                     Number of Shares          Purchase or Sale
         ----                     ----------------          ----------------
       11/10/95                        1,000                    Purchase

     Shares purchased and sold directly or indirectly by Geoffrey A. MacDonald.

         Date                     Number of Shares          Purchase or Sale
         ----                     ----------------          ----------------
        4/21/95                        2,000                    Purchase
        4/24/95                        1,000                    Purchase

         Shares purchased and sold directly or indirectly by Douglas Smuckler.

         Date                     Number of Shares          Purchase or Sale
         ----                     ----------------          ----------------
        5/1/95                        10,000                      Sale
        3/7/96                         6,000                      Sale
        3/8/96                         2,000                      Sale

         Shares purchased and sold directly or indirectly by Hans Peter Jebsen.

         Date                     Number of Shares          Purchase or Sale
         ----                     ----------------          ----------------
        4/21/97                        1,000                    Purchase

CERTAIN ADDITIONAL BACKGROUND REGARDING THE COMMITTEE MEMBERS

     None or the members of the Committee and no other person who may be deemed to be a "participant" in this proxy solicitation currently is, or during the last year has been, a party to any contract, arrangement or understanding with any other person with respect to any of the Company's securities, except as set forth in this Proxy Statement.

Transactions between PLM and Equis

     Gary D. Engle is the President and Chief Executive Officer of Equis. James
A. Coyne is a Senior Vice President of Equis. Geoffrey MacDonald is the Chairman of Equis. Mr. Engle owns a controlling interest in Equis. On January 1, 1995, Equis, under its former name, American Finance Group, entered into a series of agreements with PLM, whereby PLM would: (i) purchase, in a multi-step transaction, certain of Equis' assets and (ii) provide accounting, asset management and investor services to Equis and certain of Equis' affiliates, including all equipment leasing programs managed by Equis (the "Investment Programs").

     On January 3, 1996, Equis and PLM executed an amendment to the 1995 agreements whereby PLM purchased (i) Equis' lease origination business and associated contracts, (ii) the rights to the name "American Finance Group" and associated logo, and (iii) certain furniture, fixtures and computer software. PLM hired Equis' marketing force and certain other support personnel effective January 1, 1996 in connection with the transaction and relinquished its responsibilities under the 1995 agreements to provide accounting, asset management and investor services to Equis, its affiliates and the Investment Programs after December 31, 1995.

     Pursuant to the 1996 amendment to the 1995 agreements, Equis and certain of its affiliates agreed not to compete with the lease origination business sold to PLM for a period of five years. Equis reserved the right to satisfy all equipment needs of the Investment Programs and to discontinue using the name "American Finance Group" and its acronym, "AFG", except where it is used in connection with the Investment Programs. Equis received $2,448,263 from PLM in cash consideration under these agreements.

     Also pursuant to the 1996 amendments to the 1995 agreements, the parties agreed that KPMG Peat Marwick LLP ("Peat Marwick") would conduct an audit of various accounting issues relating to payments due to or from each of the parties and then report to the parties. Peat Marwick issued its report in October, 1996. Thereafter, each of the parties notified the other of disputes in connection with matters described in the report.

     Pursuant to a settlement agreement entered into as of March 5, 1997, (i) PLM paid to Equis certain monies erroneously paid to PLM by certain lessees of equipment and the parties agreed to account to each other for other mistaken payments made in the future, (ii) the parties clarified the duties and obligations of PLM in respect to an equipment portfolio in which Equis had a continuing interest but the servicing of which was PLM's responsibility and agreed that all management fees paid to Equis after the date of the settlement agreement would be assigned to PLM, (iii) Equis agreed on behalf of certain of its Investment Programs, to pay PLM $167,543 for various investor services charges, (iv) Equis assigned to PLM certain interim rents receivable from a certain lessee previously collected by

PLM, (v) Equis paid to PLM certain remarketing fees relating to remarketing services performed by PLM for Equis or its affiliates and agreed to indemnify PLM in connection with its remarketing services, and (vii) each party agreed to release the other party from certain liabilities.

Transactions Between PLM and Affiliates of Hans Peter Jebsen

Mr. Jebsen and his two brothers, through a family holding company, and their parents are the beneficial owners of Halberton Limited, a Bermuda corporation, and Peckham Investments, Inc., a Liberian corporation, which together own 60% of the outstanding capital stock of Gearbulk Holding Limited, a Bermuda corporation which maintains its registered office at Par La Ville Place, 14 Par La Ville Road, Hamilton, HM JX Bermuda ("GBH"). Mr. Jebsen's indirect ownership interest in GBH is 12.85%. GBH is engaged in the shipping business on a worldwide basis. GBH, through numerous subsidiaries and affiliates, owns and operates a large number of ocean going vessels and also charters (i.e., rents) other vessels from other parties from time to time. In recent years, GBH, through its subsidiary Gearbulk Pool, has chartered ships owned by PLM, or various partnerships controlled by PLM or other affiliates of PLM, for limited periods of time. All such ship charters between GBH or its affiliates and PLM or its affiliates have been at the normal charter rates prevailing at the time of such charters and on other terms and conditions customary for such charters. The charter payments made by Gearbulk Pool to PLM affiliates during 1996 totaled approximately $1,125,000. Charter payments made by Gearbulk Pool to PLM affiliates during 1997 to date have totaled approximately $1,400,000. From time to time, disagreements have arisen between the GBH affiliate and the PLM affiliate involved in such charters regarding the settlement of charges due from one party to the other in connection therewith. To date, to the best of Mr. Jebsen's knowledge, all such disagreements have generally been resolved between the parties. Mr. Jebsen understands that two such disagreements, involving a total of approximately $250,000, are currently pending.

     Other than as set forth in this Proxy Statement, there has been no transaction not in the ordinary course of business since the beginning of PLM's last fiscal year, and there is not currently any proposed transaction to which PLM is a party, in which the Committee or any of its members or an "associate" or any immediate family member of any of the foregoing persons or any other person who may be deemed to be a "participant" in this proxy solicitation had or will have a direct material interest including, without limitation, any understanding with respect to any future employment or any future transaction in which PLM or any of its affiliates is a party.

                        YOUR VOTE IS EXTREMELY IMPORTANT

     No matter how many or how few PLM shares you own, please vote FOR the COMMITTEE NOMINEES and IN FAVOR OF the COMMITTEE PROPOSALS by SIGNING, MARKING, DATING and MAILING your [COLOR] proxy card(s) in the enclosed postage-paid envelope. If you wish to vote FOR OUR NOMINEES and IN FAVOR OF OUR PROPOSALS, you must submit the enclosed [COLOR] proxy card(s) and MUST NOT later submit PLM's proxy card.

     If you have already voted and returned PLM's proxy card, you have every legal right to change your mind and vote FOR OUR NOMINEES and IN FAVOR OF OUR PROPOSALS on the [COLOR] proxy card(s). Only your latest dated proxy card will be counted at the Annual Meeting.

     If your shares are held for you by a bank or brokerage firm, only your bank or brokerage firm can vote your shares, and only after receiving your voting instructions. Please call your bank or broker and instruct your representative to vote your shares FOR OUR NOMINEES and FOR OUR PROPOSALS on the [COLOR] proxy card(s).

     TIME IS OF THE ESSENCE. PLEASE VOTE AND RETURN YOUR COMPLETED AND SIGNED [COLOR] PROXY CARD(S) TODAY.

     If you have any questions or need assistance in voting your shares or in changing your vote, please contact William Fiske or Paul Hebert at the toll free number listed below:

     Corporate Investor Communications, Inc.
     111 Commerce Road
     Carlstadt, NJ 07072-2586
     Toll Free Telephone (800) 640-6242
     Facsimile (201) 804-8017

                           PLM STOCKHOLDERS COMMITTEE

                                 PROXY SOLICITED
               FOR USE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                           OF PLM INTERNATIONAL, INC.

     The undersigned stockholder of PLM International, Inc. ("PLM") hereby appoints Gary D. Engle and James A. Coyne as lawful attorneys and proxies, with several power of substitution, for and in the name of the undersigned to represent, and vote, as designated below, all shares of the Common Stock of PLM which the undersigned is entitled to vote at the 1997 Annual Meeting of the Stockholders of PLM to be held on June 10, 1997, 1 00 p.m. local time, or at any adjournment, postponement or rescheduling thereof (collectively, the "Annual Meeting"). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.

A.   ELECTION OF DIRECTORS

     FOR all nominees listed below (except as marked to the contrary below)

     WITHHOLD AUTHORITY for all nominees listed below

     Nominees: Hans Peter Jebsen and Malcolm G. Witter

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PRINT THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

        ----------------------------------------------------------------

B.   ADOPTION OF COMMITTEE PROPOSALS

     The PLM Stockholders Committee recommends a vote IN FAVOR OF proposals 1 through 5.

1. Committee Proposal No. 1, to recommend that the Board of Directors eliminate the Company's Rights ("Poison Pill") Plan.

          FOR                       AGAINST                   ABSTAIN

2. Committee Proposal No. 2, to recommend that the Board of Directors establish a committee of the Board of Directors to actively seek to maximize stockholder value.

          FOR                       AGAINST                   ABSTAIN

3. Committee Proposal No. 3, to amend the By-laws to require the Board to terminate all defensive measures in the event the Board decides to oppose a cash tender offer.

          FOR                       AGAINST                   ABSTAIN

4. Committee Proposal No. 4, to recommend that the Board of Directors approve and submit to the Stockholders an amendment to the Certificate of Incorporation to provide that the Corporation will not be governed by
     Section 203 of the Delaware General Corporation Law.

          FOR                       AGAINST                   ABSTAIN

5. Committee Proposal No. 5, to amend the Certificate of Incorporation to repeal Article Eleventh.

          FOR                       AGAINST                   ABSTAIN

B.   DISCRETIONARY AUTHORITY

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof. If the management or the Company refuses to bring the COMMITTEE NOMINEES and the COMMITTEE PROPOSALS before the Annual Meeting, the proxies are authorized to withhold, in their discretion, all votes.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED

ABOVE, "IN FAVOR" OF COMMITTEE PROPOSALS NO. 1, NO. 2, NO 3, NO. 4 AND NO. 5 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.

                                       Dated:____________ __, 1997


                                       ------------------------------
                                       SIGNATURE OF OWNER


                                       ------------------------------
                                       ADDITIONAL SIGNATURE OF
                                       OWNER (IF ANY)


                                       ------------------------------
                                       TITLE OR CAPACITY

                                       IF STOCK IS JOINTLY HELD,
                                       EACH JOINT OWNER SHOULD
                                       SIGN.  WHEN SIGNING AS
                                       ATTORNEY-IN-FACT,
                                       EXECUTOR, ADMINISTRATOR,
                                       TRUSTEE, GUARDIAN,
                                       CORPORATE OFFICER OR
                                       PARTNER, PLEASE GIVE FULL
                                       TITLE OR CAPACITY

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMMITTEE, JUST SIGN, DATE AND RETURN THIS PROXY -- NO BOXES NEED BE CHECKED.

THIS PROXY SOLICITED ON BEHALF OF THE STOCKHOLDERS' COMMITTEE IN CONNECTION WITH THE 1997 ANNUAL MEETING OF STOCKHOLDERS.

BOS2: 58011_1

              THE FOLLOWING IS IMPORTANT INFORMATION REGARDING YOUR
                     INVESTMENT IN PLM INTERNATIONAL, INC.

April 29, 1997

Dear Fellow PLM International Stockholder:

Over the next several weeks you will be receiving important information regarding your investment in PLM International, Inc. ("PLM"). When reviewing this information, the PLM STOCKHOLDERS COMMITTEE urges you to ask yourselves the following simple questions:

1)   Are you satisfied with the performance of your investment in PLM?
2) Do you believe that current PLM management has placed your interests ahead of its own?
3)   Is now the time to tell the Board of PLM that you have had enough?

On January 3, 1997, five stockholders submitted proposals to be adopted at the 1997 Annual Meeting. We believe that, if adopted, these proposals will force greater accountability to stockholders on the part of PLM's Board and management. You can expect that the management of PLM will spend a great deal of your money to explain to you why these proposals should not be adopted. You should also be aware that after the proposals were submitted, PLM announced a stock repurchase program which we believe is the primary reason why PLM's stock is trading at a level higher than it has in many years. Although we encourage stock repurchase plans, we are concerned that this is in response to the proposals we submitted, and that after PLM stops purchasing its own stock, the stock price will return to its previous low levels. On the last trading day prior to the announcement of this latest repurchase program, PLM stock closed at $3 3/8.

          THE FOLLOWING CHARTS SUM UP WHAT MANAGEMENT HAS DONE FOR YOU!

          ------------------------------------
                         PLM           S&P 500
          ------------------------------------
          Feb-88         7.75           267.01
          ------------------------------------
          Mar-88          7.5           256.88
          ------------------------------------
          Apr-88         6.25           261.31
          ------------------------------------
          May-88        8.375           262.16
          ------------------------------------
          Jun-88         8.75            273.5
          ------------------------------------
          Jul-88        8.875           272.03
          ------------------------------------
          Aug-88            8           281.53
          ------------------------------------
          Sep-88        8.625           271.91
          ------------------------------------
          Oct-88        8.875           278.97
          ------------------------------------
          Nov-88          7.5           273.69
          ------------------------------------
          Dec-88         7.75           277.72
          ------------------------------------
          Jan-89            8           297.47
          ------------------------------------
          Feb-89        7.875           288.88
          ------------------------------------
          Mar-89          9.5           294.88
          ------------------------------------
          Apr-89        9.375           309.63
          ------------------------------------
          May-89       10.625           320.53
          ------------------------------------
          Jun-89        10.25           317.97
          ------------------------------------
          Jul-89         10.5           346.09
          ------------------------------------
          Aug-89            9           351.44
          ------------------------------------
          Sep-89          9.5           349.16
          ------------------------------------
          Oct-89            8           340.38
          ------------------------------------
          Nov-89        8.375              346
          ------------------------------------
          Dec-89        8.375           353.41
          ------------------------------------
          Jan-90        8.625           329.08
          ------------------------------------
          Feb-90            8           331.88
          ------------------------------------
          Mar-90        8.125           339.94
          ------------------------------------
          Apr-90        7.875           330.81
          ------------------------------------
          May-90        7.875           361.22
          ------------------------------------
          Jun-90        7.625           358.03
          ------------------------------------
          Jul-90          7.5           356.16
          ------------------------------------
          Aug-90        7.125           322.56
          ------------------------------------
          Sep-90        4.125           306.06
          ------------------------------------
          Oct-90        4.375              304
          ------------------------------------
          Nov-90        5.875           322.22
          ------------------------------------
          Dec-90        4,875           330.22
          ------------------------------------
          Jan-91          4.5           343.94
          ------------------------------------
          Feb-91         4.75           367.06
          ------------------------------------
          Mar-91         3.75           375.22
          ------------------------------------
          Apr-91            4           375.34
          ------------------------------------
          May-91        4.625           389.84
          ------------------------------------
          Jun-91         4.75           371.16
          ------------------------------------
          Jul-91            4           387.81
          ------------------------------------
          Aug-91          4.5           395.44
          ------------------------------------
          Sep-91         4.25           387.88
          ------------------------------------
          Oct-91         4.25           392.44
          ------------------------------------
          Nov-91        3.625           375.22
          ------------------------------------
          Dec-91            3           417.09
          ------------------------------------
          Jan-92        3.125           408.78
          ------------------------------------
          Feb-92        2.625           412.69
          ------------------------------------
          Mar-92         2.75           403.69
          ------------------------------------
          Apr-92        2.625           414.94
          ------------------------------------
          May-92        2.375           415.34
          ------------------------------------
          Jun-92         1.75           408.13
          ------------------------------------
          Jul-92        1.625           424.22
          ------------------------------------
          Aug-92        1.875           414.03
          ------------------------------------
          Sep-92            2           417.81
          ------------------------------------
          Oct-92        1.625           418.69
          ------------------------------------
          Nov-92        1.875           431.34
          ------------------------------------
          Dec-92       1.8125           435.72
          ------------------------------------
          Jan-93         2.25           438.78
          ------------------------------------
          Feb-93       2.5625           443.38
          ------------------------------------
          Mar-93       2.5625           451.66
          ------------------------------------
          Apr-93        2.125           440.19
          ------------------------------------
          May-93         2.25           450.19
          ------------------------------------
          Jun-93         2.25           450.53
          ------------------------------------
          Jul-93        2.125           448.13
          ------------------------------------
          Aug-93       2.0625           463.56
          ------------------------------------
          Sep-93        2.375           458.93
          ------------------------------------
          Oct-93         2.25           467.84
          ------------------------------------
          Nov-93         2.25           461.78
          ------------------------------------
          Dec-93        2.125           466.43
          ------------------------------------
          Jan-94        2.625           481.62
          ------------------------------------
          Feb-94        3.125           467.14
          ------------------------------------
          Mar-94            3           445.76
          ------------------------------------
          Apr-94          3.5           450.91
          ------------------------------------
          May-94          3.5           456.51
          ------------------------------------
          Jun-94            3           444.27
          ------------------------------------
          Jul-94        3.125           458.26
          ------------------------------------
          Aug-94       3.0625            475.5
          ------------------------------------
          Sep-94       3.0625           462.72
          ------------------------------------
          Oct-94       3.3125           472.35
          ------------------------------------
          Nov-94         2.75           453.69
          ------------------------------------
          Dec-94        2.875           459.27
          ------------------------------------
          Jan-95         2.75           470.42
          ------------------------------------
          Feb-95       3.4375           487.39
          ------------------------------------
          Mar-95       3.4375           500.71
          ------------------------------------
          Apr-95       3.4375           514.71
          ------------------------------------
          May-95       3.1875            533.4
          ------------------------------------
          Jun-95            3           544.75
          ------------------------------------
          Jul-95         3.25           562.08
          ------------------------------------
          Aug-95          3.5           561.88
          ------------------------------------
          Sep-95       3.4375           584.41
          ------------------------------------
          Oct-95          3.5            581.5
          ------------------------------------
          Nov-95         3.75           605.37
          ------------------------------------
          Dec-95         3.75           615.93
          ------------------------------------
          Jan-96       3.6875           636.02
          ------------------------------------
          Feb-96          3.5           640.43
          ------------------------------------
          Mar-96          3.5            645.5
          ------------------------------------
          Apr-96          3.5           654.17
          ------------------------------------
          May-96          3.5           669.12
          ------------------------------------
          Jun-96       3.3125           670.63
          ------------------------------------
          Jul-96       3.3125           639.95
          ------------------------------------
          Aug-96       3.3125           651.99
          ------------------------------------
          Sep-96        3.375           687.33
          ------------------------------------
          Oct-96        3.125           705.27
          ------------------------------------
          Nov-96         3.25           757.02
          ------------------------------------
          Dec-96        3.375           740.74
          ------------------------------------
          Jan-97       3.3125           786.16
          ------------------------------------
          Feb-97        3.375           790.82
          ------------------------------------
          Mar-97       3.5625           757.12
          ------------------------------------
          Apr-97         4.25           771.18
          ------------------------------------

         AT THE SAME TIME, THIS IS WHAT MANAGEMENT HAS DONE FOR ITSELF!

                   Compensation of                PLM Reported
   Year           Top 5 Individuals                Net Income
   ----           -----------------                ----------
   1991               $1,207,000                  $  3,063,000
   1992               $1,287,000                  $(25,271,000)
   1993               $1,611,000                  $  1,432,000
   1994               $1,841,000                  $ (9,071,000)
   1995               $1,900,000                  $  6,048,000
   1996               $1,676,000                  $  4,095,000
                      ----------                  ------------
   Total              $9,522,000                  $(19,704,000)

                  ----------------              -----------------
                    Management's                  Stockholders'
                      Earnings                      Earnings
                  ----------------              -----------------

Do you believe this level of compensation is excessive for a company valued at $32,200,000(1)?

We have also nominated two independent members for election to PLM's Board of Directors. Both nominees, Malcolm Witter and Hans Peter Jebsen (beneficial owners of 190,330 and 1,000 shares, respectively) will introduce a new and necessary level of independence to PLM's Board of Directors.

WHAT WOULD A THIRD PARTY PAY FOR YOUR SHARES?

On April 25, 1997, Gary Engle, who controls Equis Financial Group, sent a letter to PLM's Board of Directors stating that Equis and its affiliates would be willing to purchase all outstanding shares of PLM for $5.00 per share in a "cash-out" merger. This is a 48% premium to the closing price of PLM stock on February 28, 1997, the last trading day before PLM announced its stock repurchase program. Remember, this repurchase program was adopted AFTER, and we believe in response to, the submission of our proposals. We also believe that all stockholders should have the opportunity to sell for this price. Once PLM spends the $5 million authorized by their Board, the rest of the stockholders may be back to where we started from. Of course PLM's Board should consider any other credible offers, but before you sell your stock, you should know that the Board is aware that Equis and its affiliates are willing to pay you $5.00 per share.

It is our belief the PLM Board has received other offers in the past eighteen months, and that the Board has made none of them known to you. It is also our belief that because of PLM's poison pill and other costly defense mechanisms, that many buyers will not make an offer for your shares. But then, if you were management, would you want someone to purchase PLM?

Please pay attention as more information is sent to you and consider who has more to lose, you or PLM's management.

Sincerely,


PLM STOCKHOLDERS COMMITTEE(2)

----------

(1) Assumes 9,200,000 shares at $3.50 per share

(2) Names and shares beneficially owned by the members of the PLM Stockholders
Committee: Gary D. Engle (133,800), James A. Coyne (1,000), Geoffrey A. MacDonald (3,000), Douglas Smuckler (786), Timothy Perkins (1,000).